Exhibit 99.1

Bristol-Myers Squibb Continues Evolution to Specialty BioPharma

Through Sale of Its Diabetes Business

•	Transaction enables continued evolution to a specialty-focused company

•	Company provides 2014 Non-GAAP EPS guidance of $1.65 to $1.80

(NEW YORK – DECEMBER 19, 2013) - Bristol-Myers Squibb Company (NYSE: BMY) today announced that it has signed an agreement to sell its global diabetes business that was part of its collaboration with AstraZeneca. Under terms of the agreement, AstraZeneca will make an upfront payment of $2.7 billion to Bristol-Myers Squibb, with potential regulatory- and sales-based milestone payments of up to $1.4 billion and will make royalty payments based on net sales through 2025. In addition, AstraZeneca will make payments of up to $225 million if and when certain assets are subsequently transferred. The Bristol-Myers Squibb Board of Directors has approved this transaction.

The company also provided 2014 non-GAAP EPS guidance of $1.65 to $1.80. There is no readily accessible or reliable comparable GAAP measure for this non-GAAP EPS information at this time.

“This agreement will allow us to further evolve our business model as a leading specialty BioPharma company and increase resources behind the opportunities that drive the greatest long-term value for patients, our company and our shareholders,” said Lamberto Andreotti, chief executive officer, Bristol-Myers Squibb. “Today’s announcement puts the diabetes franchise in the capable hands of AstraZeneca and allows us to move to a more simplified operating model consistent with our pipeline and portfolio.”

Bristol-Myers Squibb and AstraZeneca entered into an alliance agreement in January 2007 to enable the companies to jointly research, develop and commercialize select investigational drugs for type 2 diabetes. The alliance has since been expanded to collaborate on additional diabetes products.

Bristol-Myers Squibb will sell its global diabetes business that was part of its collaboration with AstraZeneca, which includes Onglyza (saxagliptin), Kombiglyze XR/Komboglyze (saxagliptin and metformin HCl extended release), dapagliflozin (marketed as Forxiga outside the U.S.), Byetta (exenatide), Bydureon (exenatide extended release for injectable suspension), Symlin (pramlintide acetate) and metreleptin. The agreement also includes the sale of the former Amylin manufacturing facility in West Chester, Ohio, and covers the future purchase by AstraZeneca of Bristol-Myers Squibb’s Mt. Vernon, Indiana, manufacturing facility approximately 18 months following the closing of the transaction.

As part of the transaction, and subject to local consultation and legislation, Bristol-Myers Squibb and AstraZeneca anticipate that substantially all employees of Bristol-Myers Squibb dedicated to the diabetes business will be transferred to AstraZeneca. A number of R&D and manufacturing employees dedicated to diabetes will remain with Bristol-Myers Squibb to progress the diabetes portfolio and support the transition for these areas. Bristol-Myers Squibb will work closely with AstraZeneca to ensure a smooth transition.

The company expects to receive $3.4 billion in the first quarter of 2014, which includes $2.7 billion in an upfront payment and an additional $700 million assuming regulatory approvals of dapagliflozin. The transaction is expected to be accretive to non-GAAP EPS in the near-term and likely dilutive to non-GAAP EPS toward the latter part of the decade.

Bristol-Myers Squibb and AstraZeneca anticipate that the transaction will close during the first quarter of 2014. Closing of the transaction is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. The closing of the transaction as it relates to China is also subject to the satisfaction of certain conditions in the Sino-American Shanghai Squibb Pharmaceutical Company joint venture agreement between Bristol-Myers Squibb China and its joint venture partners.

Goldman, Sachs & Co. is serving as financial adviser to Bristol-Myers Squibb in connection with the transaction and Kirkland & Ellis LLP is its legal adviser.

Executives of Bristol-Myers Squibb will discuss the transaction and the 2014 non-GAAP EPS guidance during a conference call at 8:30 EST on December 19, 2013. Investors and the general public are invited to listen by dialing (719) 325-4750, confirmation code: 9305969.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit http://www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

Guidance Assumptions and Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures, including non-GAAP EPS guidance. The 2014 non-GAAP EPS guidance includes the impact of the transaction described in this release but does not include the impact of any potential future strategic transactions or any specified items. These measures are adjusted to exclude certain costs, expenses, significant gains and losses and other specified items. Among the items in GAAP measures but excluded for purposes of determining adjusted earnings and other adjusted measures are: gains or losses related to the sale or divestiture of a business; restructuring and other exit costs; accelerated depreciation charges; IPRD and asset impairments; charges and recoveries relating to significant legal proceedings; upfront, milestone and other licensing payments for in-licensing of products that have not achieved regulatory approval which are immediately expensed; and significant tax events. This information is intended to enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Non-GAAP financial measures provide the company and its investors with an indication of the company’s baseline performance before items that are considered by the company not to be reflective of the company’s ongoing results. Non-GAAP earnings per share is a primary indicator the company uses as a basis for evaluating company performance, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. There is no readily accessible or reliable comparable GAAP measure for this 2014 non-GAAP EPS information at this time.

Bristol-Myers Squibb Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact that they use words such as “anticipate”, “estimates”, “should”, “expect”, “guidance”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, effects of the continuing implementation of governmental laws and regulations related to Medicare, Medicaid, Medicaid managed care organizations and entities under the Public Health Service 340B program, pharmaceutical rebates and reimbursement, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales including any potential future recalls, patent positions and the ultimate outcome of any litigation matter. These factors also include the company’s ability to execute successfully its strategic plans, including its business development strategy, the expiration of patents or data protection on certain products, and the impact and result of governmental investigations. There is also no guarantee that the transaction will close on the terms or within the time frame described in this release, that the amount of royalties the company will receive in the future will be as high as expected, that the regulatory and sales milestones will be achieved, or that the company will be successful in achieving its strategies outlined in this release. For further details and a discussion of these and other risks and uncertainties, see the company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Media: Laura Hortas, Office 609-252-4587, Cell 609-240-7025, laura.hortas@bms.com; Sarah Koenig, Office 609-252-4145, Cell 908-397-5379, sarah.koenig@bms.com

Investors: John Elicker, 609-252-4611, john.elicker@bms.com; Ranya Dajani, 609-252-5330, Ranya.dajani@bms.com or Ryan Asay, 609-252-5020, ryan.asay@bms.com